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Village Super Market, Inc.

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
SECURITY OWNERSHIP OF CERTAIN
ELECTION OF DIRECTORS
NOMINEES
EXECUTIVE OFFICERS
INFORMATION REGARDING THE BOARD AND ITS COMMITTEES
REPORT OF THE AUDIT COMMITTEE
NOMINATION OF CANDIDATES TO THE BOARD OF DIRECTORS
COMMUNICATION WITH THE BOARD OF DIRECTORS
CODE OF ETHICS
EXECUTIVE COMPENSATION COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
PERFORMANCE GRAPH
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SELECTION OF INDEPENDENT AUDITORS
SHAREHOLDER PROPOSALS FOR 2008 ANNUAL MEETING
OTHER MATTERS
APPENDIX A

VILLAGE SUPER MARKET, INC.

733 Mountain Avenue

Springfield, New Jersey 07081

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

December 7, 2007

The Annual Meeting of the shareholders of Village Super Market, Inc. will be held at the offices of the Company, 733 Mountain Avenue, Springfield, New Jersey 07081 on Friday, December 7, 2007 at 10:00 A.M. for the following purposes:

(1)	To elect eight directors for the ensuing year;

(2)	To ratify the appointment of KPMG LLP as our independent registered public accounting firm (“independent auditors”) for the 2008 fiscal year; and

(3)	To transact any other business which may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on October 5, 2007 as the record date for the determination of the shareholders entitled to notice of and to vote at the meeting and any adjournment thereof.

By order of the Board of Directors,

                      Robert Sumas,
                        Secretary

November 2, 2007

VILLAGE SUPER MARKET, INC.
733 Mountain Avenue
Springfield, New Jersey 07081

PROXY STATEMENT

December 7, 2007

Annual Meeting of Shareholders

This Proxy Statement and the accompanying form of proxy are being mailed to shareholders of Village Super Market, Inc. (the “Company”) in connection with the solicitation by and on behalf of the Board of Directors of the Company (the “Board”) of proxies to be voted at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the offices of the Company, 733 Mountain Avenue, Springfield, New Jersey on December 7, 2007 at 10:00 a.m. and at all postponements or adjournments thereof.

At the close of business on October 5, 2007, the Company had outstanding and entitled to vote 3,323,886 shares of Class A common stock, no par value (“Class A Stock”), and 3,188,152 shares of Class B common stock, no par value (“Class B Stock”). The holders of the outstanding shares of Class A Stock are entitled to one vote per share and the holders of Class B Stock are entitled to ten votes per share. Shareholders of record at the close of business on October 5, 2007 are entitled to vote at this meeting.

All shares of Common Stock represented by properly executed proxies will be voted at the Annual Meeting, unless such proxies previously have been revoked. Unless the proxies indicate otherwise, the shares of Common Stock represented by such proxies will be voted for the election of the Board of Directors’ nominees for directors and to ratify the selection of KPMG LLP as independent auditors. Management does not know of any other matter to be brought before the Annual Meeting.

Directors are elected by a plurality of the number of votes cast. With respect to each other matter to be voted upon, a vote of a majority of the number of votes cast is required for approval. Abstentions and proxies submitted by brokers with a “not voted” direction will not be counted as votes cast with respect to each matter.

The Company’s address is 733 Mountain Avenue, Springfield, New Jersey and its telephone number is (973) 467-2200. This notice, proxy statement and enclosed form of proxy are being mailed to shareholders on or about November 2, 2007.

Any shareholder who executes and delivers a proxy may revoke it at any time prior to its use by: (a) delivering written notice of such revocation to the Secretary of the Company at its office; (b) delivering to the Secretary of the Company a duly executed proxy bearing a later date; or (c) appearing at the Meeting and requesting the return of his or her proxy.

YOU ARE REQUESTED TO COMPLETE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED FOR THAT PURPOSE.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of the Company’s capital stock by: (i) persons known by the Company to own beneficially more than 5% of its Class A Stock or Class B Stock; (ii) each director of the Company; and (iii) all directors and executive officers of the Company collectively:

	Class A Stock(1)			Class B Stock(1)
			Percentage			Percentage
	Shares		of	Shares		of
Name	Owned		Class(3)	Owned		Class(4)

Perry Sumas(2)	168,936	(6)(11)(12)	5.1	1,021,792	(7)(12)(18)	32.0
James Sumas(2)	46,881	(5)(6)(14)	1.4	588,524	(7)(8)	18.5
Robert Sumas(2)	43,751	(5)(6)	1.3	289,291	(9)	9.1
William Sumas(2)	176,861	(5)(11)	5.3	328,022	(18)	10.3
John P. Sumas(2)	186,354	(10)(11)	5.6	302,614	(18)	9.5
Kevin Begley	27,000		.8	—		—
John J. McDermott	5,300		.2	—		—
Steven Crystal	59,000	(17)	1.8	1,600		.1
David C. Judge	15,360		.5	—		—
All directors and executive officers as a group (9 persons)	398,769	(13)	12.0	2,270,751		71.2
Sumas Family Group(2)	292,717		8.8	2,269,151		71.2
River Road Asset Management	377,666	(15)	11.4	—		—
Franklin Resources, Inc.	222,000	(16)	6.7	—		—
Norman Crystal	443,600	(19)	13.3	218,560	(19)	6.9

(1)	Except as noted, each person has sole investment power and sole voting power with respect to the shares beneficially owned.
(2)	These five persons comprise the Sumas Family Group. The Sumas Family Group beneficially owns 292,717 shares of Class A Stock and 2,269,151 shares of Class B Stock, or 65.3% of the combined voting power. By virtue of the existence of this “group”, the Company is a controlled company under the corporate governance rules of NASDAQ. The address of each of these five persons is in care of the Company, 733 Mountain Avenue, Springfield, New Jersey 07081.
(3)	Based upon 3,323,886 shares of Class A Stock outstanding.
(4)	Based upon 3,188,152 shares of Class B Stock outstanding.
(5)	Includes 21,015 shares held by the Company’s pension trust of which William Sumas, James Sumas and Robert Sumas are trustees.
(6)	Includes 3,988 shares held by a charitable trust of which Perry Sumas, James Sumas and Robert Sumas are trustees.
(7)	Includes 126,344 shares as to which Perry Sumas and James Sumas have agreed to share the power to vote pursuant to a Voting Agreement dated March 4, 1987.
(8)	Includes 5,880 shares owned jointly by Mr. and Mrs. James Sumas; 19,910 shares owned by Mrs. James Sumas; 6,560 shares held by Mr. and Mrs. James Sumas as custodians for their children.
(9)	Includes 99,286 shares owned by Mrs. Robert Sumas.
(10)	Includes 200 shares owned by Mrs. John Sumas.
(11)	Includes 140,334 shares held in the name of Perry Sumas, William Sumas and John Sumas as Co-Trustees of a Trust for the benefit of the grandchildren of Perry Sumas.
(12)	Includes 18,168 Class A shares and 6,736 Class B shares owned by a child living with Perry Sumas.
(13)	Includes 10,000 shares represented by options exercisable by all officers and directors under the Company’s Stock Option Plan.
(14)	Includes 4,444 shares owned by Mrs. James Sumas.
(15)	As reported in a Schedule 13G dated December 12, 2006, River Road Asset Management, LLC may be deemed to be the beneficial owner of 377,666 shares of the Company. River Roads address is 462 S. 4th St., Ste. 1600, Louisville, KY 40202.
(16)	As reported in a Schedule 13G dated December 31, 2006, Franklin Resources, Inc. may be deemed to be the beneficial owner of 222,000 shares of the Company. Franklin’s address is One Franklin Parkway, San Mateo, California 94404.
(17)	Includes 10,000 shares represented by options exercisable by him under the Company’s Stock Option Plan.
(18)	Includes 67,374 shares held in the name of Perry Sumas, William Sumas and John Sumas as Co-Trustees of a Trust for the benefit of the grandchildren of Perry Sumas.
(19)	Norman Crystal, a former director of the Company, is the son of Steven Crystal, Norman Crystal’s address is P.O. Box 71119, Reno, NV 89570.

The aggregate number of shares of Class B Stock owned by Perry Sumas and his sons, William Sumas and John Sumas, exceeds the aggregate number of shares of Class B Stock owned by James Sumas and Robert Sumas (the “Excess Shares”). Perry Sumas and James Sumas have entered into an agreement whereby the Excess Shares will be voted pursuant to the mutual agreement of James Sumas and Perry Sumas. The voting agreement will be automatically cancelled if Perry Sumas either: (i) converts the Excess Shares into shares of Class A Stock; or (ii) exchanges 50% of the Excess Shares for shares of Class A Stock owned by James Sumas.

ELECTION OF DIRECTORS

The following eight persons will be nominated by the Board of Directors of the Company for election as directors at the Annual Meeting. If elected, they will serve until their successors are duly elected and qualified. Directors shall be elected by a plurality of the votes cast. All of the nominees are now directors of the Company.

Certain information is given below with respect to each nominee for election as a director. The table below and the following paragraphs list their respective ages, positions and offices held with the Company, the period served as a director and business experience during the past 5 years. Perry Sumas is the father of William Sumas and John P. Sumas. Perry Sumas is the uncle of James Sumas and Robert Sumas, who are brothers. The other nominees are not related.

NOMINEES

The following table sets forth information concerning the nominees for director:

		Position with
Name	Age	the Company

James Sumas	74	Chief Executive Officer, Chief Operating Officer and Chairman of the Board of Directors
Perry Sumas	92	President and Director
Robert Sumas	66	Executive Vice President, Secretary and Director
William Sumas	60	Executive Vice President and Director
John P. Sumas	58	Executive Vice President and Director
John J. McDermott	82	Director
Steven Crystal	51	Director
David C. Judge	46	Director

James Sumas was elected Chairman of the Board in 1989. He was named Chief Executive Officer in 2002. He also serves as the Company’s Chief Operating Officer. He has served as variously Vice President, Treasurer and a Director of the Company since its incorporation in 1955. James Sumas is Vice Chairman of Wakefern Food Corporation and is a member of its Board of Directors. Mr. Sumas also is the Chairman of Wakefern’s Grocery Committee and its Advertising Committee. In addition, he is Vice Chairman of Wakefern’s Sales and Merchandising Committee and of ShopRite Supermarkets, Inc., Wakefern’s supermarket operating subsidiary. Mr. Sumas also is a member of Wakefern’s Finance, Trade Name and Trademark, Strategic Planning and Customer Satisfaction Committees.

Perry Sumas, together with Nicholas Sumas, founded the Company in 1937. He has served as a Director of the Company since its incorporation in 1954 and has served as President since 1973.

Robert Sumas has served as Vice President, Secretary and a Director of the Company since 1969. Since 1989, he has served as an Executive Vice President. He has responsibility for finance and administration matters, construction of new stores and remodels and retail automation. Robert Sumas is Chairman of Wakefern’s Health and Beauty Aids Committee and is a member of Wakefern’s Communications, Sales and Merchandising, Property Management and Nonfoods Committees.

William Sumas has served as Vice President and a Director of the Company since 1980. Since 1989, he has served as an Executive Vice President. He has responsibility for real estate development. William Sumas is a member of Wakefern’s Loss Prevention Policy, Environmental and Sanitation, Safety and Appearance Committees. He also serves as Chairman of the New Jersey Food Council.

John P. Sumas has served as Vice President and a Director of the Company since 1982. Since 1989, he has served as an Executive Vice President. He has responsibility for the Company’s frozen food, dairy, appetizing and fresh bakery operations. John P. Sumas is a member of Wakefern’s Frozen Food, Dairy/Deli and Fresh Bakery Committees.

John J. McDermott has served as a Director of the Company since 1982. Mr. McDermott is the President of John J. McDermott Enterprises, a bank consulting firm. Prior to his retirement in 1989, Mr. McDermott served as President of the commercial lending subsidiaries of three bank holding companies. Mr. McDermott previously served as General Counsel to the Company from 1982 to 1983.

Steven Crystal has served on the Board since 2001. Mr. Crystal owns and manages five auto parts stores in the Northern Nevada area and is the Regional Distributor for AC Delco. Mr. Crystal also owns three multi-line motorcycle dealerships in Reno, NV, Salt Lake City, UT and Boise, ID. In addition, Mr. Crystal also owns a 65,000 sq. ft. Ace Hardware and Furniture store in Northern Nevada. Since 1980, Mr. Crystal has been a member of The New York Commodity Exchange and The New York Mercantile Exchange and actively trades commodities off the floor. Since 2005, Mr. Crystal, as commodity trading advisor and a commodity pool operator, managed a hedge fund — Crystal Investment Partners, L.P. — registered with the National Futures Association. In addition, Mr. Crystal owns and manages multiple commercial real estate properties. Mr. Crystal is the son of Norman Crystal, a major shareholder of Village Super Market, Inc.

David C. Judge has served as a Director of the Company since June 2003. Mr. Judge is an Executive Vice President for The Bank of New York Mellon. He is Head of Securities Industry Banking, with responsibility for all investment bank, commercial bank and broker/dealer client relationships. Mr. Judge has previously held a diversity of assignments in corporate banking during his 21-year career at The Bank of New York Mellon, including managing the Retailing Industry Division and the Corporate Credit Analysis & Monitoring Group. He also serves as a Director for Contemporary Guidance Services, where he is Chairman of the Audit Committee.

The Certificate of Incorporation includes a provision that no director shall be personally liable for monetary damages to the Company or its shareholders for a breach of any fiduciary duty except for: (i) breach of a director’s duty of loyalty; (ii) acts and omissions not in good faith or which involve intentional misconduct or a knowing violation of law; and (iii) any transaction from which a director derived an improper personal benefit.

EXECUTIVE OFFICERS

In addition to the information above regarding directors who are executive officers, the following is provided for executive officers who are not directors.

Kevin Begley, age 49, has served as Chief Financial Officer since 1987. In addition, he has served as Treasurer since 2002. Mr. Begley is a Certified Public Accountant.

INFORMATION REGARDING THE BOARD AND ITS COMMITTEES

The Company is a “controlled company” under the corporate governance rules of NASDAQ. Therefore the Company is not required to and does not have (1) a majority of independent directors; (2) a nominating committee comprised solely of independent directors to identify and recommend nominees to the Board of Directors; and (3) a compensation committee comprised solely of independent directors. The Company qualifies as a controlled company due to the ownership by the Sumas Family Group of shares allowing it to cast more than 50% of the votes eligible to be cast for the election of directors. The Board of Directors has determined that each nonmanagement director is independent as defined by the listing standards of NASDAQ.

The Board held four meetings in fiscal 2007. All directors attended at least 75% of the meetings of the Board, and meetings of Board committees on which the director served, during the time such director served on the Board or committee.

The Executive Committee, which consists of Perry Sumas, James Sumas, Robert Sumas, William Sumas and John P. Sumas, meets on call and is authorized to act on all matters pertaining to corporate policies and overall Company performance.

The Compensation Committee

The Compensation Committee, which consists of James Sumas, John P. Sumas and John J. McDermott, has the primary responsibility for establishing the compensation paid to executive officers of the Company. This includes base salary, bonus awards, employment agreements and supplemental retirement plans. The full Board of Directors reviews and approves restricted share awards and stock option grants. During fiscal 2007, the Compensation Committee met three times. The Compensation Committee does not utilize a charter.

The Audit Committee

The Audit Committee is comprised of three directors, John J. McDermott, Steven Crystal and David C. Judge, each of whom is independent as defined by the listing standards of NASDAQ. The Audit Committee: (1) monitors the integrity of the Company’s financial reporting process and systems of internal controls regarding financial, accounting, regulatory and legal compliance; (2) retains and monitors the independence and performance of the Company’s independent auditors; (3) provides an avenue of communication among the independent auditors, management and the Board of Directors; and (4) approves in advance the fees paid to the independent auditing firm for all services provided. The Audit Committee operates under a charter adopted by the Board of Directors, which is attached to this proxy statement as Appendix A. During fiscal 2007, the Audit Committee met eight times.

The Securities and Exchange Commission has adopted rules implementing Section 407 of the Sarbanes Oxley Act of 2002 requiring public companies to disclose information about Audit Committee financial experts. The Board of Directors of the Company has concluded that none of the three independent audit committee members meet the SEC definition of Audit Committee financial expert as none have served as a principal accounting officer or public accountant, or have been responsible for actively supervising a principal accounting officer. SEC rules do not require Audit Committees to have a financial expert. However, the Board of Directors has determined that all three independent members of the Audit Committee meet the NASDAQ requirements for audit committee members. NASDAQ requires Audit Committee members be able to read and understand financial statements. In addition, NASDAQ rules require one member of the Audit Committee to have employment experience in finance or accounting, or other comparable experience which results in financial sophistication, including as a senior officer with financial oversight responsibilities.

The current members of the Audit Committee include two individuals who have diverse and extensive experience in the finance industry, including responsibilities for analysis of financial statements in connection with corporate lending to the supermarket industry. A third member of the Audit Committee is CEO of several operating companies, including three retail companies. The Board of Directors believes all three members of the Audit Committee have the ability to read and understand financial statements and an understanding of the retail industry appropriate to perform their Audit Committee duties. The Company may consider the addition of an Audit Committee member in the future meeting the “financial expert” definition adopted by the SEC.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is comprised of three independent directors, as defined by the listing standards of NASDAQ, and operates under a charter adopted by the Board of Directors. The members of the Committee are John J. McDermott (Chair), Steven Crystal and David C. Judge. The Committee appoints the Company’s independent auditors.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. In addition, the independent auditors are responsible for expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.

In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements for the year ended July 28, 2007, management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of July 28, 2007, and the independent auditor’s evaluation of the Company’s internal control over financial reporting as of that date. The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Company’s independent auditors also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors that firm’s independence.

Based upon the Audit Committee’s discussions with management and the independent auditors and the Audit Committee’s review of the representations of management and the report of the independent auditors, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended July 28, 2007 filed with the Securities and Exchange Commission.

The following table presents fees for professional services rendered by KPMG LLP for the audit of the Company’s annual consolidated financial statements for fiscal 2007 and 2006, and fees billed for other services rendered by KPMG LLP:

	2007	2006
Audit fees(1)	$656,000	$190,000
Audit-related fees(2)	48,000	33,000
Tax fees(3)	45,000	43,000
All other fees	—	—

Total fees	$749,000	$266,000

(1)	Audit fees consist of audits of the annual consolidated financial statements, quarterly reviews and services provided in connection with statutory and regulatory filing engagements, including issuance of consents.

(2)	Audit related fees consist of audits of financial statements of employee benefit plans.

(3)	Tax fees consist of fees for tax compliance and consultation services.

The Audit Committee has considered whether the providing of non-audit services is compatible with maintaining the auditors’ independence. The Audit Committee pre-approves all services provided by the principal auditors.

Audit Committee

John J. McDermott
Steven Crystal
David C. Judge

NOMINATION OF CANDIDATES TO THE BOARD OF DIRECTORS

The full Board of Directors acts on all matters concerning the identification, evaluation and nomination of director candidates. The Board does not utilize a charter in performing this function. As a matter of policy, the Board will consider nominations of director candidates submitted by any shareholder upon the submission of the names and biographical data of the candidates (including any relationship to the proposing shareholder) in writing to the Board of Directors at 733 Mountain Avenue, Springfield, New Jersey, 07081. Information regarding director candidates for election to the Board in 2008 must be submitted by July 1, 2008.

The Board’s process for evaluating candidates recommended by any shareholder is the same as for candidates recommended by the Board, management or others. In searching for appropriate candidates, the Board adheres to criteria established for the consideration and selection of candidates. The Board views the candidate’s qualifications in light of the needs of the Board and the Company at that time given the then current mix of director attributes. Among other criteria, the Board may consider the following skills, attributes and competencies of a new member: (i) possessing the highest ethical standards and integrity; (ii) a willingness to act on and be accountable for Board decisions; (iii) an ability to provide prudent, informed and thoughtful counsel to top management on a broad range of issues; (iv) relevant industry or business knowledge; (v) senior management experience and demonstrated leadership; (vi) financial literacy; (vii) individual backgrounds that provide a portfolio of experience and knowledge commensurate with the Company’s needs. Each director will be considered without regard to gender, race, religion, national origin or sexual orientation.

COMMUNICATION WITH THE BOARD OF DIRECTORS

Shareholders and other interested parties may communicate with the Board of Directors by sending written communication to the directors c/o the Company’s Secretary, 733 Mountain Avenue, Springfield, New Jersey 07081. All such communications will be reviewed by the Secretary to determine which communications will be forwarded to the directors. All communications will be forwarded except those that are related to Company products, are solicitations, or otherwise relate to improper or irrelevant topics, as determined in the sole discretion of the Secretary. The Secretary shall report to the Board of Directors on the number and nature of communications that were determined not to be forwarded.

The Company has a policy of requiring all directors standing for election at the annual meeting of shareholders to attend such meeting, unless unforeseen circumstances arise. All eight directors attended the 2006 annual meeting of shareholders held on December 8, 2006.

CODE OF ETHICS

The Company has a written Code of Ethics that applies to, among others, the Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer. During fiscal 2007, there were no changes to, or waivers of, the Code of Ethics. The Company will furnish a copy of the Code of Ethics, without charge, to each person who forwards a written request to Mr. Robert Sumas, Secretary, Village Super Market, Inc., 733 Mountain Avenue, Springfield, New Jersey 07081. The Code of Ethics is also available at sec.gov as an Exhibit to the 2007 Form 10-K.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee of the Board has the primary responsibility for establishing the compensation paid to the executive officers of the Company, including the named executive officers who are identified in the Summary Compensation Table below. This includes base salary, bonus awards, employment agreements and supplemental retirement plans. The full Board of Directors reviews and approves restricted share awards and stock option grants. The Compensation Committee consists of James Sumas, Chairman of the Board of Directors, Chief Executive Officer and Chief Operating Officer; John P. Sumas, Executive Vice President; and John J. McDermott, an independent director.

The primary objective of the Company’s executive compensation program is to attract, motivate and retain executive officers of outstanding ability and to align the interests of these executive officers with the interests of shareholders. Most of the named executive officers own a substantial amount of the Company’s common stock and thus have a direct and substantial interest in the long-term growth of shareholder’s wealth. In light of this ownership, there is less need to directly relate compensation for the named executive officers to long-term Company performance.

Neither management nor the Compensation Committee currently engages any consultant related to executive or director compensation matters. In setting compensation levels the committee considers the overall level of responsibility and performance of the individual executive, compensation levels of executive officers obtained through commercially available survey data, compensation of executive officers obtained through reviews of annual proxy statements, compensation paid to corporate executives of Wakefern and other ShopRite members, the financial performance of the Company and other achievements during the most recently completed fiscal year, overall economic conditions, and competitive operating conditions. The Compensation Committee subjectively utilizes the above factors in setting compensation for the named executive officers.

The Company’s executive compensation for the named executive officers includes the following components: base salary, annual bonus plan, restricted stock awards, retirement benefits and other benefits.

Salary

Named executive officers are paid a base salary with annual increases at the discretion of the Compensation Committee. In addition to the competitive data outlined above and Company performance, individual factors are also considered in setting base salaries, including the executive’s experience, achievements, leadership and value to the Company. Based on subjective and qualitative considerations, including the Company’s improved performance in fiscal 2007, the Compensation Committee granted raises to each of the named executive officers of approximately 8% in fiscal 2007.

Annual Bonus

The Company’s executive compensation program includes an annual non-equity incentive cash bonus designed to reward executive officers for overall Company success and individual performance. The actual bonus amounts earned by the named executive officers are reflected in the Summary Compensation Table in the fiscal year earned, even though these bonus amounts are paid in the subsequent year. These amounts are awarded subjectively by the Compensation Committee based on the criteria outlined above. The bonuses awarded in fiscal 2007 by the Committee were based on the Company’s improved levels of net income, EBITDA and sales. Although the annual bonus award is not targeted as a specific percentage of the named executive officer’s base salary, the bonus awards in fiscal 2007 range from 25% to 37% of base salary. In addition, an employment agreement with Mr. Begley dated January 4, 2004 requires the Company to pay a retention bonus of a minimum of $75,000 per year, payable one year after such bonus is earned, conditioned on Mr. Begley’s continued employment with the Company.

Equity

Awards based on the Company’s common stock have been granted periodically to the named executive officers and approximately sixty other employees. The Compensation Committee believes these equity awards align the interest of employees with the interest of shareholders. The Company has utilized both restricted share grants and option grants. The last grant of stock options to named executive officers occurred in 1997. The only grant of restricted shares to named executive officers was in April 2005. No equity based awards were granted to any of the named executive officers in fiscal 2007. The Compensation Committee considers several factors in determining the amounts of stock based awards granted to the named executive officers, including the officer’s level in the organization, individual performance and comparison to compensation levels at similar companies.

The Company has historically set the exercise price for stock options as the closing price of the Company’s Class A common stock on the date of grant. Options have generally been granted at the Board of Director’s meeting held in December, which is shortly after the release of first quarter earnings.

The Company does not have specific equity ownership guidelines, although as noted above, most of the named executive officers own a substantial amount of the Company’s common stock.

Retirement Benefits

The Company maintains a defined benefit and a defined contribution plan for its non-union employees. The named executive officers participate in both of these plans, as well as a supplemental executive retirement plan. Additional details regarding retirement benefits available to the named executive officers can be found in the 2007 Pension Benefits Table and the accompanying narrative description that follows this discussion and analysis.

Village also maintains a deferred compensation plan in which the named executive officers, as well as other supervisory employees, are eligible to participate. One named executive officer participates in this plan. This plan is a non-qualified plan under which participants may elect to defer the receipt of a portion of their salary or bonus otherwise payable to them. Compensation deferred bears interest at the actual rate of return earned on the contributed assets, which are invested in mutual funds and thus is not a preferential rate of interest. Deferred amounts are paid out only in cash, in accordance with deferral options selected by the participant at the time the deferral election is made.

Other Benefits

The Company’s group health, dental, vision and life insurance plans are available to eligible full-time and part-time employees. These plans do not discriminate in favor of the named executive officers. Non-employee directors of the Company’s Board of Directors do not participate in these plans. The Company provides the named executive officers, as well as all supervisory personnel, a Company vehicle. The Company provides the named executive officers with long-term disability insurance. The Company pays golf club membership dues for one named executive officer, John P. Sumas. There are no other benefits provided to the named executive officers.

The Company believes the perquisites described above are necessary and appropriate in providing competitive compensation to our executive officers.

Employment Agreements

The Company entered into an employment agreement with Mr. Begley dated January 1, 2004. The original agreement expired December 31, 2006, but has been extended for one year. Under the agreement, the Company agreed to pay Mr. Begley a base salary and bonus at least equal to that existing on the date of the contract, with increases at least commensurate with the increases granted to the other executive officers of the Company. The Board of Directors may decrease Mr. Begley’s compensation in proportion to decreases commensurate with the other executive officers of the Company. In addition, the Company agreed to pay Mr. Begley a retention bonus of a minimum of $75,000 per year payable one year after such bonus is earned, conditioned on Mr. Begley’s continued employment with the Company. This agreement contains a covenant not to compete with the Company. The agreement includes payments in the event of the termination of Mr. Begley within five years following a change in control. The change in control and termination payment due is calculated as five years of base salary and bonus using the previous five years average less amounts paid subsequent to the change in control. If the change in control and termination had occurred on July 28, 2007, the amount due would be $2,750,000. There are no other severance payments or change in control agreements with named executive officers.

The Company’s equity plans described above provide for accelerated vesting of options and restricted share grants in the event of a change in control of the Company. This potential acceleration applies to all employees receiving grants and does not discriminate in favor of the named executive officers.

Deductibility of Compensation

Section 162(m) of the Internal Revenue Code limits the deductibility of compensation paid to named executive officers to $1,000,000 annually. Compensation that is “qualified performance-based compensation” generally is not subject to this $1,000,000 deduction limit. The Company’s awards of restricted stock that vests solely on the passage of time are not performance based and, as a result, compensation expense for those awards would not be deductible to the extent they exceeded $1,000,000 for any officer. All compensation paid in fiscal 2007 is deductible as no named executive officer compensation under these rules exceeded $1,000,000.

Financial Statement Restatement

The Company does not have a policy relative to making retroactive adjustments to any incentive compensation paid to the named executive officers where payment was based on the achievement of results that were subsequently the subject of restatement. The Company has never restated its financial statements.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed that analysis with management. Based on its review and discussions with management, the Compensation Committee has recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement and incorporated by reference into its annual report on Form 10-K. The report is provided by the following directors, who comprise the committee.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

James Sumas, Chairperson
John P. Sumas
John J. McDermott

SUMMARY COMPENSATION TABLE

							Change
							in pension
							value and
						Non-	non-
						equity	qualified
						incentive	deferred
				Stock	Option	plan	compensation	All other
		Salary	Bonus	awards	awards	compensation	earnings	compensation	Total
Name and principal position	Year	($)	($)	($)(1)	($)	($)	($)(2)	($)(3)	($)

James Sumas Chairman, CEO and COO	2007	678,674	174,000	91,000	—	—	393,012	5,220	1,341,906
Kevin Begley CFO	2007	393,679	219,000	91,000	—	—	146,324	5,595	855,598
Robert Sumas Executive Vice President	2007	546,606	147,000	91,000	—	—	285,073	6,602	1,076,281
William Sumas Executive Vice President	2007	470,855	144,000	91,000	—	—	248,818	6,827	961,500
John P. Sumas Executive Vice President	2007	468,105	144,000	91,000	—	—	221,675	12,730	937,510

(1)	These amounts represent the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with FASB 123(R). The compensation is calculated for each of the named executive officers as 13,000 restricted shares granted on April 8, 2005 times the $21.00 grant price, which was the market price on the date of grant expensed equally over the three year vesting period.

(2)	This amount shows the change in pension value in fiscal 2007. Amounts from the Nonqualified Deferred Compensation Table were omitted since the aggregate earnings amount included no above-market or preferential earnings.

(3)	In accordance with SEC rules, this table omits information regarding group life and health plans that do not discriminate in favor of executive officers of the Company and that are generally available to all salaried employees. The amounts shown in this column include employer costs related to personal use of Company automobiles, which is added to the named executive officers taxable earnings in accordance with IRS rules, long-term disability insurance premiums, and the Company’s matching contribution to our 401(k) Plan. In addition, the amount for John P. Sumas includes $7,800 for annual golf club membership dues.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth information for each named executive officer with respect to each award of restricted stock that was made at any time, had not vested and remained outstanding at July 28, 2007. There were no option awards outstanding for any named executive officer at July 28, 2007; thus that portion of the table is omitted.

	Number of shares	Market value of shares
	or units of stock	or units of stock
	that have not vested	that have not vested
Name	(#)(1)	($)(1)
James Sumas	13,000	577,330
Kevin Begley	13,000	577,330
Robert Sumas	13,000	577,330
William Sumas	13,000	577,330
John P. Sumas	13,000	577,330

(1)	Restricted shares vest on April 8, 2008. The market value of the Company’s restricted stock was $44.41 per share, the closing market price of the Company’s Class A common stock on July 28, 2007.

No stock options were exercised by any named executive officers in fiscal 2007. No restricted stock awards held by named executive officers vested during fiscal 2007.

PENSION BENEFITS

The following table provides information on pension benefits as of July 28, 2007 for the named executive officers.

			Present
		Number of	Value of	Payments
		Years Credited	Accumulated	During Last
		Service	Benefit	Fiscal Year
Name	Plan Name	(#)	($)(1)	($)

James Sumas	VSMERP	40	636,719	20,086
	SERP	40	1,433,621	—
Kevin Begley	VSMERP	19	196,243	—
	SERP	19	313,212	—
Robert Sumas	VSMERP	40	713,635	—
	SERP	40	1,211,524	—
William Sumas	VSMERP	38	535,766	—
	SERP	38	938,566	—
John P. Sumas	VSMERP	34	458,378	—
	SERP	34	827,059	—

(1)	The present value of the accumulated benefit for each named executive officer reflects pension benefits payable at the earliest age the named executive officer may retire without significant benefit reductions, or current age, if later. The same assumptions used in Note 8 to the Village Super Market, Inc. audited financial statements in the 2007 Annual Report and the Management’s Discussion and Analysis included therein are used in calculating the present value of accumulated pension benefits.

The Company maintains a defined benefit pension plan (the Village Super Market Employees Retirement Plan, or “VSMERP”) for employees not covered by a collective bargaining agreement who have been employed with the Company for more than six months and who are over the age of twenty-one. For purposes of determining plan benefits, compensation is the regular base pay of the participant plus bonuses. Effective January 1, 1989, the plan benefit formula was amended. Retirement benefits are equal to the pension accrued to December 31, 1998 plus 1% of average compensation times each year of post-1988 service plus .75% of average compensation in excess of Table II of the 1989 Covered Compensation Table times each year of post-1988 service. Average compensation for post-1988 service is based on the five highest consecutive years’ compensation. Normal retirement date is age 65. Employees are eligible for early retirement upon the attainment of age 55 and the completion of at least 15 years of vested service. Benefits are reduced by 1/15 for each of the first five years the early retirement date precedes normal retirement date and 1/30 for each of the succeeding five years. The Company has never granted any extra years of credited service.

In addition to the defined benefit pension plan described above, the Company adopted the Supplemental Executive Retirement Plan of Village Super Market, Inc. (the “SERP”) effective January 1, 2004 for the named executive officers to compensate for limitations on benefits available through the VSMERP. Participants vest in the SERP benefit at a rate of 20% per year of service beginning in calendar 2004. The retirement benefit at normal retirement date for the SERP is calculated as 50% of the individual’s average compensation during his or her highest sixty consecutive months in the last ten years before retirement, reduced by both the benefit the participant is entitled to receive under the VSMERP and the amount of the participant’s social security benefits. Normal retirement is defined as the later of age 65 or five years of participation in the SERP. Early retirement is permitted upon the attainment of age 55 and the completion of at least five years of vesting service. Early retirement benefits are subject to a reduction of 1/15 for each of the first five years the early retirement date precedes the normal retirement date and 1/30 for each of the succeeding five years. Covered compensation under the SERP includes all salary and bonuses, whether paid in cash or deferred.

NONQUALIFIED DEFERRED COMPENSATION

The following table provides information on nonqualified deferred compensation for the named executive officers for fiscal 2007.

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings in	Withdrawals/	Balance at
	in Last FY	in Last FY	Last FY	Distributions	Last FYE
Name	($)	($)	($)	($)	($)
James Sumas	—	—	—	—	—
Kevin Begley	—	—	34,635	—	331,114
Robert Sumas	—	—	—	—	—
William Sumas	—	—	—	—	—
John P. Sumas	—	—	—	—	—

The named executive officers are eligible to participate in a nonqualified deferred compensation plan under which certain employees may elect to defer the receipt of a portion of their salary or bonus otherwise payable to them, and thereby defer taxation of the deferred amount until actual payment in future years. Participants may elect to defer payment for a specified number of years or until retirement or termination of employment. Earnings on deferred amounts are allocated to individuals based on the actual performance of the invested funds, which is not a preferential rate.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee consists of James Sumas, who is an executive officer of the Company serving as the Chairman of the Board of Directors, Chief Executive Officer and Chief Operating Officer; John P. Sumas, who is an executive officer of the Company serving as Executive Vice President; and John J. McDermott, who is a former executive officer of the Company, having resigned as General Counsel in 1983. As noted elsewhere in the Proxy Statement under “Transactions with Related Parties”, James Sumas and John P. Sumas, through Sumas Realty Associates, have certain business relationships with the Company. There are no other compensation committee interlocks between the Company and other entities involving the Company’s executive officers and the Company’s Board members who serve as executive officers of such other entities.

DIRECTOR COMPENSATION

The following table describes the fiscal year 2007 compensation for non-employee directors. Employee directors receive no compensation for their Board service.

					Change in
					pension
				Non-equity	value and
	Fees earned			incentive	nonqualified	All other
	or paid	Stock	Option	plan com-	deferred	compensa-
	in cash	awards	awards	pensation	compensation	tion	Total
Name	($)	($)(1)(3)	($)(2)(4)	($)	earnings	($)	($)
John J. McDermott	21,000	35,000	—	—	—	—	56,000
Steven Crystal	21,000	35,000	42,868	—	—	—	98,868
David C. Judge	12,000	44,584	—	—	—	—	56,584

(1)	This amount represents the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with FASB 123(R). The grant date fair value of the award of 5,000 shares of restricted stock to each independent director on April 8, 2005 was $105,000. This award vests three years from the date of grant. The grant date fair value of an award of 360 restricted shares (one year vest) to Mr. Judge on December 8, 2006 in lieu of an annual retainer was $14,375.

(2)	This amount represents the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with FASB 123(R). See discussion of the assumptions made in the valuation in Note 7 to the financial statement in the Company’s Form 10-K filed with the SEC. The grant date fair value of an award of 10,000 stock options to Mr. Crystal on December 9, 2005 was $128,600. These options vest three years from the date of grant.

(3)	Aggregate stock awards outstanding at fiscal year end were 5,000 shares for Mr. McDermott and Mr. Crystal; and 5,360 shares for Mr. Judge.

(4)	Aggregate stock options outstanding at fiscal year end were 10,000 shares for Mr. Crystal.

Non-employee directors are currently paid an annual retainer of $12,000 plus fees of $1,000 for each board meeting and $1,000 for each committee meeting attended. Directors who are employees of the Company receive no compensation for services as directors. Each director has the option to receive $14,400 of restricted shares with a one year vesting period in lieu of the $12,000 annual cash retainer. In addition, the Company has periodically granted to each of its non-employee directors options to purchase shares or restricted shares.

PERFORMANCE GRAPH

Set forth below is a graph comparing the cumulative total return on the Company’s Class A Stock against the cumulative total return of the S&P 500 Composite Stock Index and the NASDAQ Retail Index for the Company’s last five fiscal years.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

AMONG VILLAGE SUPER MARKET, INC., THE S&P 500 INDEX
AND THE NASDAQ RETAIL INDEX

EQUITY COMPENSATION PLAN INFORMATION

Plan category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))

	(a)	(b)	(c)

Equity compensation plans approved by security holders	186,000	$22.10	302,000
Equity compensation plans not approved by security holders	—	—	—

The information in the above table is as of July 28, 2007. All data relates to the 1997 Incentive and Non-Statutory Stock Option Plan and the Village Super Market, Inc. 2004 Stock Plan as described in the Notes to the 2007 Consolidated Financial Statements.

TRANSACTIONS WITH RELATED PERSONS

The Company’s supermarket in Chatham, New Jersey is leased from Hickory Square Associates, a limited partnership. The lease is dated April 1, 1986 and expires March 31, 2011. The annual rent under this lease is $626,000. Sumas Realty Associates is a 30% limited partner in Hickory Square Associates. Sumas Realty Associates is a general partnership among Perry Sumas, James Sumas, Robert Sumas, William Sumas and John P. Sumas.

All obligations of the Company to Wakefern Food Corporation are personally guaranteed by members of the Sumas family.

It is the Company’s policy that the independent directors review and approve any transactions with related persons in excess of $120,000. There were no transactions required to be reviewed or approved in fiscal 2007.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities and Exchange Act of 1934 requires the Company’s executive officers and directors to file with the SEC reports of ownership and reports of changes in ownership of Class A stock and Class B stock. Copies of these reports must also be furnished to the Company. Based solely on a review of these filings and written representations from reporting persons, the Company believes that all filing requirements applicable to its executive officers and directors were complied with during fiscal 2007.

SELECTION OF INDEPENDENT AUDITORS

The appointment by the Audit Committee of KPMG LLP as independent auditors to audit the consolidated financial statements of the Company for the fiscal year ending July 26, 2008, is to be submitted at the meeting for ratification or rejection. The consolidated financial statements of the Company for the 2007, 2006 and 2005 fiscal years were audited by KPMG LLP.

Representatives of KPMG LLP are expected to be present at the 2007 Annual Meeting of Shareholders and will be given the opportunity to make a statement if they wish to do so and will be available to respond to appropriate questions.

Although ratification by the stockholders of the appointment of independent auditors is not required, the Audit Committee will reconsider its appointment of KPMG LLP if such ratification is not obtained. Ratification shall require a majority of the votes cast.

SHAREHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

Any proposal that a shareholder intends to present at the Company’s 2008 Annual Meeting of Shareholders, presently scheduled to be held on December 5, 2008, and requests to be included in the Company’s Proxy Statement for the 2008 Annual Meeting, must be received by the Company no later than August 1, 2008. Such requests should be made in writing and sent to the Secretary of the Company, Robert Sumas, Village Super Market, Inc., 733 Mountain Avenue, Springfield, New Jersey 07081.

OTHER MATTERS

The Company will furnish a copy of its Annual Report on Form 10-K for the year ended July 28, 2007, without exhibits, without charge to each person who forwards a written request, including a representation that he was a record or beneficial holder of the Company’s Common Stock on October 5, 2007. Requests are to be addressed to Mr. Robert Sumas, Secretary, Village Super Market, Inc., 733 Mountain Avenue, Springfield, New Jersey 07081.

All expenses incurred in connection with the preparation and circulation of this Proxy Statement in an amount that would normally be expended in connection with an Annual Meeting in the absence of a contest will be paid by the Company. No solicitation expenses will be incurred. Management does not know of any other business that will be presented at the Annual Meeting.

By order of the Board of Directors,

Robert Sumas,
        Secretary

November 2, 2007

APPENDIX A

Village Super Market, Inc.
Charter of the Audit Committee of the Board of Directors

Audit Committee Purpose

The Audit Committee (the “Committee”) is appointed by, and reports to, the Board of Directors ( the “Board” ) to assist the Board in fulfilling its oversight responsibilities. The Committee’s responsibilities include:

•	Monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding financial, accounting, regulatory and legal compliance.

•	Monitor the independence and performance of the Company’s independent auditors and the adequacy of disclosures to shareholders.

•	Provide an avenue of communication among the independent auditors, management and the Board.

The Committee has the authority to conduct any investigation it deems appropriate to fulfilling these responsibilities and shall have direct access to the independent auditors. The Committee can retain, at the Company’s expense, any legal, accounting or other consultants or experts it deems necessary in the performance of its duties. The independent auditors shall report directly to the Committee.

Audit Committee Composition and Meetings

Committee members shall meet the requirements of the NASDAQ and the Securities and Exchange Commission. The Committee shall be comprised of three or more directors, as determined by the Board, each of whom shall be independent, non-executive directors free from any relationship that would interfere with independent judgment. All members of the Committee must be financially literate and able to understand and evaluate fundamental financial statements. In addition, at least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background , which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities.

Audit Committee members shall be appointed by, and a Chairman designated by, the Board. No member of the Committee can be removed except by majority of the independent directors of the full Board then in office.

The Committee shall meet at least four times annually, or more frequently as circumstances require. The Committee Chairman shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session, at least annually, with management, the independent auditors, and as a committee to discuss any matters that the Committee, or each of these groups believe should be discussed. In addition, the Committee should communicate with management and the independent auditors quarterly to review the Company’s financial statements and any significant findings by the auditors. The Chairman is responsible for ensuring that Minutes are maintained for each meeting and subsequently approved by the Committee.

Audit Committee Responsibilities and Duties

Review Procedures

1. Review and reassess the adequacy of the Committee Charter at least annually. Submit the charter to the Board for approval and have the Charter published at least every three years in accordance with applicable regulations.

2. Review the Company’s annual audited financial statements prior to filing or distribution. Review should include discussion with management and the independent auditors of significant issues regarding accounting principles, practices and judgments.

3. In consultation with the management and the independent auditors, consider the integrity of the Company’s financial reporting processes and controls. Discuss significant financial risk exposures and the action management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors together with management responses. Review the results with the Board.

4. Not less than on a quarterly basis, discuss any significant changes to the Company’s accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61. The Chairman of the Committee, or his designee on the Audit Committee, may represent the entire Committee for purposes of this review.

5. Establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submissions by employees of concerns regarding questionable accounting, financial or auditing matters.

6. Review and approve all related party transactions.

7. Receive reports from the principal executive and financial officers of the company regarding each of the following:

i.) Their evaluation of the effectiveness of the Company’s disclosure controls and procedures and the Company’s internal controls over financial reporting and procedures for financial reporting (“internal controls”).

ii.) All significant deficiencies in the design or operation of internal controls that could adversely affect the company’s ability to record, process, summarize and report financial data.

iii.) Whether they have identified for the independent auditor any material weakness in the internal controls.

iv.) Any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

v.) Whether there were significant changes in the internal controls or in the other factors that could significantly affect the internal controls since the date they evaluated them, including corrective actions with regard to significant deficiencies and material weaknesses.

Independent Auditors

The Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the public accounting firm for the purpose of issuing an annual report or for performing audit or attest services. The public accounting firm reports directly to the Committee.

8. The independent auditors are directly accountable to the Committee of the Board of Directors. The Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant. The lead Partner of the independent auditor team will be reviewed and evaluated by the Committee.

9. Approve in advance the fees and other significant compensation to be paid to the independent auditors for all services provided (including tax services and employee benefit plan audits).

10. On an annual basis, the Committee should review and discuss with the independent auditors any relationships they have with the Company that could impair the auditor’s independence.

11. Review the auditor’s plan with respect to scope, staffing, locations, reliance upon management and general audit approach.

12. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to the Audit Committee in accordance with AICPA SAS 61.

13. Consider the independent auditors judgment about the quality and appropriateness of the Company’s accounting principles as applied to its financial reporting.

Other Responsibilities

14. On at least an annual basis, review with legal counsel any legal matters that could have a significant impact on the organization’s financial statements, the Company’s compliance with applicable laws and regulations, and inquiries received from regulators, government agencies, and any other relevant authorities.

15. Annually prepare a report to shareholders as required by the SEC for inclusion in the Company’s proxy statement.

16. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

17. Perform any other activities consistent with this Charter, the Company’s by-laws, and governing law, as the Committee, or the Board of Directors, deems necessary or appropriate.

ANNUAL MEETING OF SHAREHOLDERS OF
VILLAGE SUPER MARKET, INC.
December 7, 2007 Please date, sign and mail your proxy card in the envelope provided as soon as possible.
Please detach along perforated line and mail in the envelope provided. 20830000000000000000 4 120707
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x
FOR AGAINST ABSTAIN
1. Election of Directors for the Company’s Board of Directors listed below: 2. Approval of KPMG LLP to be the independent auditors of the Company for fiscal 2008.
NOMINEES:
FOR ALL NOMINEES O James Sumas 3. In their discretion, to vote upon such other business as may properly come O Perry Sumas before the meeting and all adjournments thereof.
WITHHOLD AUTHORITY O Robert Sumas
FOR ALL NOMINEES O William Sumas This proxy, when properly executed, will be voted in the manner directed herein by O John P. Sumas the undersigned shareholder. If no direction is made, this proxy will be voted for FOR ALL EXCEPT O John J. McDermott Proposals 1 and 2.
(See instructions below)
O Steven Crystal O David C. Judge
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Shareholder Date: Signature of Shareholder Date:
Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

VILLAGE SUPER MARKET, INC.
733 Mountain Avenue, Springfield, New Jersey 07081 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Perry Sumas and Robert Sumas and each of them, proxies for the undersigned, with full power of substitution, to vote as if the undersigned were personally present at the Annual Meeting of the Shareholders of Village Super Market, Inc. (the “Company”), to be held at the offices of the Company, 733 Mountain Avenue, Springfield, New Jersey on Friday, December 7, 2007, at 10:00 A.M. and at all adjournments thereof, the shares of stock of said Company registered in the name of the undersigned. The undersigned instructs all such proxies to vote such shares as indicated on the reverse side upon the following matters, which are described more fully in the accompanying proxy statement.
(Continued and to be signed on the reverse side)